Lt. General Harley Hughes Appointed to Lead TVI Corporation

as President and CEO

Former Fortune 500 CEO Richard Sullivan Joins TVI Corporation’s

Board of Directors

GLENN DALE, MD – August 8, 2007 – TVI Corporation (NASDAQ: TVIN), a global supplier of first receiver and first responder products and provider of event shelter and equipment rentals, announced today that on August 6, 2007 its Board of Directors appointed Lieutenant General Harley Hughes as President and Chief Executive Officer. Hughes was appointed interim President and CEO in April 2007, and has been a member of TVI’s Board since 2003. The Company also announced that as part of a planned Board member rotation of assignments, Todd Parchman has been appointed Chairman of the Board, replacing Mark Hammond, who will now chair the audit and governance committees. Parchman, as part of his new duties, will also chair the compensation committee.

“General Hughes has done an exceptional job for the Company under challenging circumstances since taking over as interim President and CEO,” said Todd Parchman, TVI Corporation’s Chairman of the Board. “The Board is confident that TVI will continue to benefit from his leadership as we maintain our strong core market position and focus on achieving profitability.”

“I want to thank the Board for the confidence they have placed in me and look forward to leading TVI,” said General Hughes. “During the past several weeks, I have had the opportunity to work closely with the TVI team and I am encouraged about TVI’s long-term prospects.”

The Company also announced that Richard Sullivan has joined its Board of Directors, replacing Director Matthew M. O’Connell, who has resigned from the Board.

“We’re delighted to have a person of Richard’s caliber join our Board,” said Hughes. “He brings a wealth of experience in engineering, manufacturing and finance to the Board, and we look forward to his contributions as we implement our turnaround plan. We also want to thank Matt O’Connell for his efforts on behalf of TVI and wish him all the best in his future endeavors.”

Richard P. Sullivan, 74, is a former chief executive of a Fortune 500 company, with significant expertise in mergers and acquisitions and an extensive background in investment banking. From 1997 to 2004, Mr. Sullivan served as President and Chief Executive Officer of Cargill Detroit Corporation, a privately-held mechanical and industrial design and engineering company. From 1996 to 2004, Mr. Sullivan served as a director of CACI International Inc., a publicly held IT and network solutions company. From 1992 to 1997, he served as Chairman and Chief Executive Officer of the J.L. Wickham Co., Inc., a privately-held machine tool company, and from 1987 to 1992, Mr. Sullivan served as Vice Chairman of Ferris Baker Watts, the largest full-service investment banking firm headquartered in Washington, D.C.

Mr. Sullivan’s other past corporate directorships include Equitable Bancorporation, Monumental Corporation, Noxell Corporation, PRC, Inc., PharmaKinetics Labs, Inc. and the National Association of Manufacturers.

Mr. Sullivan holds a Bachelor of Science degree in engineering from the Massachusetts Maritime Academy and a Master of Business degree from the University of Virginia, Darden School of Business.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is now the leading full-service shelter and event equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; our ability to manage growth should it occur; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and CEO

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300